EX-10.8
                    INDEPENDENT CONTRACTOR AGREEMENT

May 9, 2000


Mr. Victor Ziller
15457 Black Birch Drive
Chesterfield, MO 63017

Re:  Independent Contractor Agreement

Dear Victor:

Pursuant to our conversations, this Letter of Agreement formally sets forth our discussions and understandings concerning your independent contractor representation assignment with Platforms International Corporation, to represent our corporate interests in Brazil. As set forth in our letter of Corporate Authorization, dated June 22, 1998, Platforms International Corporation is retaining you to manage the affairs of the company in Brazil, with special emphasis on corporate business development, marketing, and sales functions.

1. Manage Platforms International Corporation's business affairs, market penetration and business development activities in the territories of Brazil and Latin America.

2.  Identify potential customers for the ARC System.

3. Identify corporate opportunities and potential in-country strategic partners, to capitalize on the coming wireless telecommunications opportunities in Brazil.

4. Analyze potential customers and identify companies most likely to need the ARC System.

5. Prioritize "most likely" ARC System prospect companies and develop strategic penetration plans.

6. Identify key competitors and develop effective competitive market/customer protection strategies.

7. Identify and recruit key individuals - friends, contacts, decision influencers, and decision makers, who can assist in, and facilitate the penetration of ARC System prospect companies.

8. Make contact with, present, and propose the ARC System to prospect companies at the highest management level possible.

9. Sell prospect companies on the unique benefits and cost effective advantages of the ARC System.

10.  Arrange for the ARC System Demonstrations.

11. Obtain Letters of Intent/Commitment as precursors to formal lease/purchase Agreements.

12.  Negotiate and close lease/purchase Agreements.

13. Submit an annual Business Forecast Plan detailing a schedule of your planned sales activities.

14. Submit weekly Progress Plan reports detailing all activities and prospect contacts, including actions accomplished as they relate to your Business Forecast Plan.

As previously discussed and agreed to, Victor, the compensation package we have designed and structured for you on this Independent Contractor Agreement, is as follows:

1. Base monthly Independent Contractor Fee: $10,000.00 per month. The monthly compensation fee shall be reviewed and adjusted appropriately when the company begins to generate revenues, on a commensurate basis with your performance.

2. Reimbursement of normal and reasonable travel and entertainment expenses, in accordance and compliance with the company's Travel and Entertainment Policy.

3. Reimbursement of travel and entertainment will be paid through submission of a detailed expense report, which will include receipts for expenses over $5.00.

4.  Expenses will be paid monthly, to be paid by the 5th day of each month.

5. Independent Contractor remuneration due will be paid the last day of each month.

6. Automobile expense allowance of $700.00 per month. (Company auto furnished).

7.  Submission of Social Security identification or Non-Resident
Permit identification required for 1099 Form reporting to Internal Revenue Service.

8.  Two million (2,000,000) shares of Platforms International
Corporation Rule 144 restricted common stock shares, shall be issued to you as compensation for services rendered, as soon as PLFM stock is available for issuance.

9. Two million (2,000,000) shares of Platforms International Corporation Rule 144 restricted common stock shares, shall be issued to you as advanced payment covering eight (8) ARC System sales. (covered in #26). An incentive compensation bonus for each sale of an ARC System, upon final signature of lease/purchase Agreement and issuance of purchase order.

10.  Twenty thousand (20,000) shares of Platforms International
Corporation Free Trading common stock due and owing for prior services rendered shall be issued as soon as PLFM stock is available for issuance.

11. A bonus of $30,000.00 for services rendered, shall be paid to you as soon as the company's financial position allows for such a bonus to be paid, but no later than June 30, 2000. This projected bonus compensation assumes the company has raised capital financing and has funds available to meet the proposed commitment.

12. An incentive compensation bonus of 250,000 shares of Platforms International Corporation Rule 144 restricted common stock shall be paid to you for each sale of an ARC System, upon final signature of lease/purchase Agreement and issuance of purchase order, up to a maximum sales incentive compensation of three (3) million shares.

13. NOTE: Sections 20 and 22 do not apply to the sale of the first ARC System installation currently in process of final closing with Americel. Compensation for this first sale is included in the compensation package set forth above. Sections 20 and 22, however, shall apply to the sale of additional ARC System installations to Americel.

14. As stated in our Corporate Authority Letter to you dated June 22, 1998, you are our duly appointed and exclusive representative in Brazil, and the only person officially authorized by Platforms International Corporation to transact business on its behalf in Brazil.

15. As an Independent Contractor you shall report directly to the President of Platforms International for all Marketing and Sales. You will also report directly to the Chief Operations
Officer in all matters that pertain to operations.

16. In the event Platforms International Corporation should merge with or be acquired by another company, your entire financial and equity (Stock) compensation package, as set forth in this Agreement must be part of the corporate merger/acquisition transaction, and all financial and stock compensation due to you, including all shares of common stock and bonuses due on "pending business" under sections 20 and 22 above, must be paid and/or issued to you, on a business closure settlement basis. Pending Business is meant to be for each sale of an ARC System, pending final signature of lease/purchase Agreement and issuance of purchase order.

17.  Entire Agreement:

This Agreement, dated May 9, 2000, updates, records, and formalized all verbal discussions, understandings, and agreements, concerning the stock and financial compensation for Victor L. Ziller. The Agreement replaces and supercedes any and all previous discussions, understandings, and agreements, whether verbal or written.

18.  Representation By Counsel:

The parties acknowledge that each of them has been represented in the preparation, negotiation and execution of this Agreement by independent legal counsel of their own choosing, that such independent legal counsel has explained the legal effect of this Agreement to them, and they fully understand each and every term, covenant, condition and provision of this Agreement.

19.  Construction:

This Agreement has been negotiated between the parties hereto and has been prepared in accordance with their joint instructions. To the extent that there is any uncertainty or ambiguity herein, neither party hereto shall be deemed to have caused it within the meaning of
Section 1654 of the California Civil Code.

20.  Counterparts:

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but which when taken together, including counterpart signature pages signed separately but by all parties in total, shall be deemed to constitute one and the same instrument.

21.  Headings:

The titles and headings of the various sections of this Agreement are intended solely for reference convenience, and are expressly not intended to explain, modify or place any construction upon any of the terms or provisions of this Agreement.

22.  Severability:

If any portion of this Agreement shall be determined to be illegal, invalid, or unenforceable by a court of competent jurisdiction, the remaining sections and portions of this Agreement shall, nevertheless, remain in full force and effect, with any such illegal, invalid or unenforceable portion being deemed deleted.

23.  Waivers:

No waiver or any breach of any covenant or provision contained herein by any party shall be deemed a waive of any preceding or succeeding breach thereof or a waiver of any breach of any other covenant or provisions contained herein. Additionally, no extension of time for the performance of any obligation or act specified herein shall be deemed an extension of time for the performance of any other obligation or act contained herein.

24.  Further Assurances:

The parties hereto agree to execute such further documents and take such further actions as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

25.  Successors And Assigns:

This Agreement and each and all of the covenants, terms, and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and his/her/their respective successors, assigns, employees, agents, attorneys, representatives, officers, directors, shareholders, partners, and insurers.

26.  Survival:

The covenants, agreements, representations and warranties herein shall survive the closing of the transaction contemplated by this Agreement.

27.  Time Of Essence:

The parties hereto acknowledge that time is of the essence with respect to each and every term and provision of this Agreement, it being expressly understood, acknowledged and agreed by the parties hereto that each date and time herein for the performance of any term or provision of this Agreement has been the subject of specific discussion and negotiation between the parties hereto.

28.  Notices:

All notices or other communications provided for herein shall be in writing and shall be deemed validly given, when delivered personally or sent by registered or express mail, postage prepaid, and pending the designation of another address, addressed as follows:

If to Platforms:

Richard N. Cody Jr.
President and CEO
Platforms International Corporation
8939 S. Sepulveda Blvd., Suite 532
Los Angeles CA 90045

If to Victor Ziller:

Victor L. Ziller
15457 Black Birch Drive
Chesterfield MO 63016

Service of any such notice so made by mail be deemed on the day of actual delivery as shown by the addressee's certification receipt or at the expiration of the third (3rd) day after the day of mailing, whichever is earlier in time. Any party hereto may, from time to time, by notice in writing upon the other party hereto as aforesaid, designate a different mailing address or a different person to whom all such notices or demand are thereafter to be addressed.

29.  Professional Fees:

Should any party hereto initiate any action or proceeding to enforce or interpret any term or provision of this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover from the other party all costs and expenses incurred in connections therewith (including, but not limited to, attorneys, accounting and other professional fees and costs), which fees and costs shall be in addition to any other relief awarded by the court and regardless of whether any such action or proceeding is prosecuted to final judgment.

30.  Expenses, Taxes:

Each party shall be responsible for its own legal, accounting, and other similar expenses incurred in connection with transaction contemplated by this Agreement. Payment of all U.S.
taxes are the responsibility of Victor Ziller based on 1099 filing as part of this agreement.

31.  Assignment:

Other than as provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of the other party.

33.  Non-Disclosure; Non-Compete; Non Circumvent Covenant:

Due to the nature of his executive position, Victor Ziller shall come into Contact with Platforms International Corporation's highly sensitive, confidential, and valuable trade secret information, pertaining to Platforms ARC System Technology and related products and services, as well as marketing and sales procedures, and clients and suppliers, which constitute the core trade secret assets of the company. In exchange for his cash and equity executive compensation package, as set forth in this Agreement, Victor Ziller hereby irrevocably consents and agrees not to disclose any Platforms confidential information to unauthorized parties nor to enter into any business relations or associations, directly or indirectly, with any companies or individuals involved in business or activities that are competitive with Platforms main line of business: wireless, voice/data telecommunications, during his term of employment with Platforms International Corporation, and for a period of two years following his separation from the company.

34.  Termination:

This Agreement may by terminated by mutual agreement of the parties at any time. This agreement may also be terminated at anytime without recourse in the event of fraud, misrepresentation, the unauthorized release of documents or information that may be deemed harmful to the public image of Platforms International and it's officers. In the even of termination only outstanding monies and stock will be due.

35.  Governing Law:

This Agreement shall in respects of substantive issues be governed by, and enforced and interpreted in accordance with the laws of the State of California which are applicable to contracts wholly executed and wholly performed in said State.

36.  Designated Forum For Dispute Resolution:

Any litigation or other legal proceeding arising out of or related to this Agreement shall be instituted, maintained, heard and decided exclusively in any court of competent jurisdiction in Los Angeles County, California, and the parties hereto irrevocable submit to jurisdiction and venue in such county.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on May 9, 2000, effective as of June 22, 1998.

PLATFORMS INTERNATIONAL CORPORATION


By: /s/  William C. Martin
William C. Martin
Chairman of the Board & CEO

Victor, please indicate your review and acceptance of, and agreement with all terms and conditions set forth in this Agreement by placing your signature on the line below:


/s/  Victor L. Ziller
Victor L. Ziller